UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________
FORM 8-K

 ____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 13, 2014

____________________________
 VONAGE HOLDINGS CORP.
(Exact Name of Registrant as Specified in Charter)

 ____________________________

Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ	07733
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (732) 528-2600

(Former Name or Former Address, if Changed Since Last Report)
____________________________
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
(a)    2014 Credit Facility
On August 13, 2014, Vonage Holdings Corp. (the “Company”) entered into a credit agreement (the “2014 Credit Facility”) consisting of a $100 million senior secured term loan and a $125 million revolving credit facility. The co-borrowers under the 2014 Credit Facility are the Company and Vonage America Inc., the Company’s wholly owned subsidiary. Obligations under the 2014 Credit Facility are guaranteed, fully and unconditionally, by the Company’s other United States material subsidiaries and are secured by substantially all of the assets of each borrower and each guarantor. The lenders under the 2014 Credit Facility are JPMorgan Chase Bank, N.A., Citizens Bank, N.A., Silicon Valley Bank, SunTrust Bank, Fifth Third Bank, Keybank National Association, and MUFG Union Bank, N.A. JPMorgan Chase Bank, N.A. is a party to the agreement as administrative agent, Citizens Bank, N.A. as syndication agent, and Silicon Valley Bank and SunTrust Bank as documentation agents. J.P. Morgan Securities LLC and Citizens Bank, N.A. acted as joint lead bookrunners, and J.P. Morgan Securities LLC, Citizens Bank, N.A., Silicon Valley Bank, and SunTrust Robinson Humphrey Inc. acted as joint lead arrangers.
Use of Proceeds
We used $90 million of the net available proceeds of the 2014 Credit Facility to retire all of the debt under our 2013 Credit Facility. Remaining proceeds from the senior secured term loan and the undrawn revolving credit facility under the 2014 Credit Facility will be used for general corporate purposes.
2014 Credit Facility Terms
The following description summarizes the material terms of the 2014 Credit Facility:
The loans under the 2014 Credit Facility mature in August 2018. Principal amounts under the 2014 Credit Facility are repayable in quarterly installments of $5 million per quarter for the senior secured term loan. The unused portion of our revolving credit facility incurs a 0.40% commitment fee.
Outstanding amounts under the 2014 Credit Facility, at our option, will bear interest at:

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LIBOR (applicable to one-, two-, three-, six-, or twelve-month periods) plus an applicable margin equal to 2.875% if our consolidated leverage ratio is less than 0.75 to 1.00, 3.125% if our consolidated leverage ratio is greater than or equal to 0.75 to 1.00 and less than 1.50 to 1.00, and 3.375% if our consolidated leverage ratio is greater than or equal to 1.50 to 1.00, payable on the last day of each relevant interest period or, if the interest period is longer than three months, each day that is three months after the first day of the interest period, or

•
the base rate determined by reference to the highest of (a) the federal funds effective rate from time to time plus 0.50%, (b) the prime rate of JPMorgan Chase Bank, N.A., and (c) the adjusted LIBO rate applicable to one month interest periods plus 1.00%, plus an applicable margin equal to 1.875% if our consolidated leverage ratio is less than 0.75 to 1.00, 2.125% if our consolidated leverage ratio is greater than or equal to 0.75 to 1.00 and less than 1.50 to 1.00, and 2.375% if our consolidated leverage ratio is greater than or equal to 1.50 to 1.00, payable on the last business day of each March, June, September, and December and the maturity date of the 2014 Credit Facility .

The 2014 Credit Facility provides greater flexibility to us in funding acquisitions and restricted payments, such as stock buybacks, than the 2013 Credit Facility.
We may prepay the 2014 Credit Facility at our option at any time without premium or penalty. The 2014 Credit Facility is subject to mandatory prepayments in amounts equal to:

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100% of the net cash proceeds from any non-ordinary course sale or other disposition of our property and assets for consideration in excess of a certain amount subject to customary reinvestment provisions and certain other exceptions and

•	100% of the net cash proceeds received in connection with other non-ordinary course transactions, including insurance proceeds not otherwise applied to the relevant insurance loss.

Subject to certain restrictions and exceptions, the 2014 Credit Facility permits us to obtain one or more incremental term loans and/or revolving credit facilities in an aggregate principal amount of up to $60 million plus an amount equal to repayments of the senior secured term loan upon providing documentation reasonably satisfactory to the administrative agent. The 2014 Credit

Facility includes customary representations and warranties and affirmative covenants of the borrowers. In addition, the 2014 Credit Facility contains customary negative covenants, including, among other things, restrictions on the ability of us and our subsidiaries to consolidate or merge, create liens, incur additional indebtedness, dispose of assets, consummate acquisitions, make investments, and pay dividends and other distributions. We must also comply with the following financial covenants:

•	a consolidated leverage ratio of no greater than 2.25 to 1.00;

•	a consolidated fixed coverage charge ratio of no less than 1.75 to 1.00 subject to adjustment to exclude up to $80 million in specified restricted payments;

•	minimum cash of $25 million including the unused portion of the revolving credit facility; and

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maximum capital expenditures not to exceed $55 million during any fiscal year, provided that the unused amount of any permitted capital expenditures in any fiscal year may be carried forward to the next following fiscal year.

In addition, annual excess cash flow up to $8 million increases permitted capital expenditures.
The 2014 Credit Facility contains customary events of default that may permit acceleration of the debt. During the continuance of a payment default, interest will accrue at a default interest rate of 2% above the interest rate which would otherwise be applicable, in the case of loans, and at a rate equal to the rate applicable to base rate loans plus 2%, in the case of all other amounts.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date: August 13, 2014	By:	/s/ David T. Pearson
David T. Pearson Chief Financial Officer

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1
Credit Agreement, dated as of August 13, 2014 among Vonage Holdings Corp. and Vonage America Inc., as borrowers, various lenders, JPMorgan Chase Bank, N.A., as Administrative Agent, and Citizens Bank, N.A., as Syndication Agent, and Silicon Valley Bank and SunTrust Bank, as Documentation Agents.

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